Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN COMPANIES REPORTS THIRD QUARTER 2016 RESULTS
Strong Growth in GAAP Operating Income of 24% and Adjusted Operating Income of 16%
Margin Expansion in Both Segments
GAAP EPS Rises 20% to $.73 and Adjusted EPS Increases 10% to $.69
NEW YORK, October 25, 2016 - Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm offering clients advice and solutions in risk, strategy and people, today reported financial results for the third quarter ended September 30, 2016.
Dan Glaser, President and CEO, said: "We produced another quarter of strong earnings growth, delivering double-digit growth in both GAAP and adjusted EPS, with margin expansion in both segments. Through nine months, we have generated underlying revenue growth of 3%, solid earnings growth and margin expansion in each segment. For the full year, we continue to expect to deliver underlying revenue growth, meaningful margin expansion and strong growth in earnings per share."
Consolidated Results
Consolidated revenue in the third quarter of 2016 was $3.1 billion, an increase of 1% on both a reported and underlying basis compared with the third quarter of 2015. Operating income rose 24% to $572 million. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, increased 16% to $562 million. Net income attributable to the Company was up 17% to $379 million. Earnings per share increased 20% to $.73. Adjusted earnings per share rose 10% to $.69 compared with $.63 in last year’s third quarter.

For the nine months ended September 30, 2016, revenue was $9.8 billion, an increase of 3% on both a reported and underlying basis. Net income attributable to the Company was up 9% to $1.3 billion, and earnings per share rose 12% to $2.54. Adjusted earnings per share increased 8% to $2.53 compared with $2.34 for the comparable period in 2015.
Risk & Insurance Services
Risk & Insurance Services revenue was $1.6 billion in the third quarter of 2016, an increase of 3%. Revenue grew 2% on an underlying basis. Operating income was $315 million, an increase of 39%. Adjusted operating income rose 22% to $302 million compared with $248 million in last year’s third quarter. For the nine months ended September 30, 2016, revenue was $5.4 billion, an increase of 4%, or 2% on an underlying basis. Operating income rose 13% to $1.3 billion. Adjusted operating income rose 8% to $1.3 billion, compared with $1.2 billion last year.
Marsh's revenue in the third quarter of 2016 was $1.4 billion, an increase of 2% on an underlying basis. The U.S./Canada division produced underlying revenue growth of 3%, while International operations rose 2%: EMEA was flat, Asia Pacific rose 2% and Latin America increased 9%. Guy Carpenter's third quarter revenue was $260 million, flat on an underlying basis.
Consulting
Consulting revenue was $1.5 billion in the third quarter, a decrease of 2%. Revenue was flat on an underlying basis. Operating income rose 8% to $308 million. Adjusted operating income increased 8% to $309 million compared with $285 million in last year’s third quarter. For the nine months of 2016, revenue was $4.5 billion, up 2%, or 3% on an underlying basis. Operating income rose 7% to $838 million. Adjusted operating income increased 8% to $835 million compared with $776 million in 2015.
Mercer’s revenue was $1.1 billion in the third quarter, an increase of 3% on an underlying basis. Investments grew 7% on an underlying basis; Talent increased 7%; Health grew 2%; and Retirement was flat. Oliver Wyman Group’s revenue was $404 million in the third quarter, a decrease of 9% on an underlying basis.

Other Items
Investment income was negligible in the third quarter, compared with $34 million in the prior year period. The Company repurchased 3 million shares of stock for $200 million in the third quarter. Through nine months, the Company has repurchased 10 million shares for $625 million.
Conference Call
A conference call to discuss third quarter 2016 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 349 9618. Callers from outside the United States should dial +1 719 325 2202. The access code for both numbers is 9526128. The live audio webcast may be accessed at www.mmc.com. A replay of the webcast will be available approximately two hours after the event.

About Marsh & McLennan Companies
MARSH & McLENNAN COMPANIES (NYSE: MMC) is a global professional services firm offering clients advice and solutions in the areas of risk, strategy and people. Marsh is a leader in insurance broking and risk management; Guy Carpenter is a leader in providing risk and reinsurance intermediary services; Mercer is a leader in talent, health, retirement and investment consulting; and
Oliver Wyman is a leader in management consulting. With annual revenue of $13 billion and approximately 60,000 colleagues worldwide, Marsh & McLennan Companies provides analysis, advice and transactional capabilities to clients in more than 130 countries. The Company is committed to being a responsible corporate citizen and making a positive impact in the communities in which it operates. Visit www.mmc.com for more information and follow us on LinkedIn and Twitter @MMC_Global.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "future," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.

Factors that could materially affect our future results include, among other things:

•	our ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise;

•	our exposure to potential losses and liabilities, including reputational impact, arising from errors and omissions, breach of fiduciary duty and similar claims against us;

•	our ability to compete effectively and adapt to changes in the competitive environment, including to pricing pressures and technological and other types of innovation;

•
the impact of macroeconomic conditions, political events and market conditions on us, our clients and the industries in which we operate, including the effects of the vote in the U.K. to exit the E.U. and rising protectionist laws and business practices;

•	the impact of changes in applicable tax laws and regulations, particularly in the United States and Europe;

•	the effect of our global pension obligations on our financial position, earnings and cash flows and the impact of low interest rates on those obligations;

•	the financial and operational impact of complying with laws and regulations where we operate;

•	our exposure to potential civil remedies or criminal penalties if we fail to comply with applicable U.S. and non-U.S. laws and regulations;

•	the impact of fluctuations in foreign exchange, interest rates and securities markets on our results;

•	the impact on our competitive position of our tax rate relative to our competitors;

•	our ability to incentivize and retain key employees; and

•	the impact of changes in accounting rules or in our accounting estimates or assumptions.
The factors identified above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$3,135	$3,115	$9,847	$9,555

Expense:
Compensation and Benefits	1,817	1,878	5,543	5,434
Other Operating Expenses	746	776	2,273	2,296
Operating Expenses	2,563	2,654	7,816	7,730
Operating Income	572	461	2,031	1,825
Interest Income	—	3	4	9
Interest Expense	(47)	(41)	(141)	(117)
Investment Income (Loss)	—	34	(2)	39
Income Before Income Taxes	525	457	1,892	1,756
Income Tax Expense	141	128	538	500
Income from Continuing Operations	384	329	1,354	1,256
Discontinued Operations, Net of Tax	—	2	—	(1)
Net Income Before Non-Controlling Interests	384	331	1,354	1,255
Less: Net Income Attributable to Non-Controlling Interests	5	8	22	31
Net Income Attributable to the Company	$379	$323	$1,332	$1,224
Basic Net Income Per Share
- Continuing Operations	$0.73	$0.61	$2.56	$2.29
- Net Income Attributable to the Company	$0.73	$0.61	$2.56	$2.29
Diluted Net Income Per Share
- Continuing Operations	$0.73	$0.60	$2.54	$2.27
- Net Income Attributable to the Company	$0.73	$0.61	$2.54	$2.27
Average Number of Shares Outstanding
- Basic	518	528	520	534
- Diluted	523	533	525	540
Shares Outstanding at 9/30	516	522	516	522

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended September 30, 2016
(Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Risk and Insurance Services
Marsh	$1,364	$1,317	4%	(1)%	2%	2%
Guy Carpenter	260	261	—	—	—	—
Subtotal	1,624	1,578	3%	(1)%	2%	2%
Fiduciary Interest Income	8	6
Total Risk and Insurance Services	1,632	1,584	3%	(1)%	2%	2%
Consulting
Mercer	1,109	1,090	2%	(2)%	1%	3%
Oliver Wyman Group	404	450	(10)%	(1)%	—	(9)%
Total Consulting	1,513	1,540	(2)%	(2)%	—	—
Corporate / Eliminations	(10)	(9)
Total Revenue	$3,135	$3,115	1%	(1)%	1%	1%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended September 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Marsh:
EMEA	$394	$378	5%	(3)%	7%	—
Asia Pacific	153	156	(3)%	3%	(7)%	2%
Latin America	88	86	2%	(7)%	—	9%
Total International	635	620	2%	(2)%	3%	2%
U.S. / Canada	729	697	5%	—	2%	3%
Total Marsh	$1,364	$1,317	4%	(1)%	2%	2%
Mercer:
Health	$397	$394	1%	(1)%	(1)%	2%
Retirement	292	317	(8)%	(4)%	(3)%	—
Investments	213	202	5%	(2)%	—	7%
Talent	207	177	17%	(1)%	11%	7%
Total Mercer	$1,109	$1,090	2%	(2)%	1%	3%

Notes
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses and the deconsolidation of Marsh India.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Nine Months Ended September 30, 2016
(Millions) (Unaudited)

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Risk and Insurance Services
Marsh	$4,411	$4,217	5%	(2)%	5%	2%
Guy Carpenter	919	904	2%	—	—	2%
Subtotal	5,330	5,121	4%	(2)%	4%	2%
Fiduciary Interest Income	20	16
Total Risk and Insurance Services	5,350	5,137	4%	(2)%	4%	2%
Consulting
Mercer	3,227	3,173	2%	(2)%	1%	3%
Oliver Wyman Group	1,303	1,275	2%	(1)%	1%	3%
Total Consulting	4,530	4,448	2%	(2)%	1%	3%
Corporate / Eliminations	(33)	(30)
Total Revenue	$9,847	$9,555	3%	(2)%	2%	3%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Nine Months Ended September 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Marsh:
EMEA	$1,443	$1,380	5%	(4)%	7%	1%
Asia Pacific	482	480	—	(1)%	(1)%	2%
Latin America	252	262	(4)%	(13)%	—	9%
Total International	2,177	2,122	3%	(4)%	5%	2%
U.S. / Canada	2,234	2,095	7%	—	5%	2%
Total Marsh	$4,411	$4,217	5%	(2)%	5%	2%
Mercer:
Health	$1,207	$1,169	3%	(1)%	—	5%
Retirement	918	973	(6)%	(3)%	(3)%	—
Investments	619	614	1%	(4)%	—	4%
Talent	483	417	16%	(2)%	12%	5%
Total Mercer	$3,227	$3,173	2%	(2)%	1%	3%

Notes
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses and the deconsolidation of Marsh India.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as “GAAP” or “reported” results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three months and nine months ended September 30, 2016 and 2015. The following tables also present adjusted operating margin. For the three months ended September 30, 2016 and 2015, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

For the nine months ended September 30, 2016 and 2015, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue less the net gain on the deconsolidation of Marsh's India subsidiary and contingent proceeds related to the disposal of Mercer's U.S. defined contribution recordkeeping business.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended September 30, 2016
Operating income (loss)	$315	$308	$(51)	$572
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	(1)	—	2	1
Adjustments to acquisition related accounts (b)	(13)	1	—	(12)
Other	1	—	—	1
Operating income adjustments	(13)	1	2	(10)
Adjusted operating income (loss)	$302	$309	$(49)	$562
Operating margin	19.2%	20.4%	N/A	18.2%
Adjusted operating margin	18.5%	20.4%	N/A	18.0%
Three Months Ended September 30, 2015
Operating income (loss)	$225	$285	$(49)	$461
Add impact of Noteworthy Items:
Restructuring (a)	1	—	2	3
Adjustments to acquisition related accounts (b)	22	—	—	22
Operating income adjustments	23	—	2	25
Adjusted operating income (loss)	$248	$285	$(47)	$486
Operating margin	14.2%	18.5%	N/A	14.8%
Adjusted operating margin	15.7%	18.5%	N/A	15.6%

(a) Primarily severance for center led initiatives, future rent under non-cancellable leases, and integration costs related to recent acquisitions.
(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
(Millions) (Unaudited)

Adjusted Operating Income (Loss) and Adjusted Operating Margin (cont’d)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2016
Operating income (loss)	$1,340	$838	$(147)	$2,031
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	2	1	6	9
Adjustments to acquisition related accounts (b)	7	2	—	9
Disposal/deconsolidation of business (c)	(12)	(6)	—	(18)
Other	1	—	—	1
Operating income adjustments	(2)	(3)	6	1
Adjusted operating income (loss)	$1,338	$835	$(141)	$2,032
Operating margin	25.0%	18.5%	N/A	20.6%
Adjusted operating margin	25.1%	18.5%	N/A	20.7%
Nine Months Ended September 30, 2015
Operating income (loss)	$1,185	$781	$(141)	$1,825
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	3	—	5	8
Adjustments to acquisition related accounts (b)	51	(5)	—	46
Other	—	—	(1)	(1)
Operating income adjustments	54	(5)	4	53
Adjusted operating income (loss)	$1,239	$776	$(137)	$1,878
Operating margin	23.1%	17.6%	N/A	19.1%
Adjusted operating margin	24.1%	17.5%	N/A	19.7%

(a) Primarily severance for center led initiatives, future rent under non-cancellable leases, and integration costs related to recent acquisitions.
(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Reflects the net gain on the deconsolidation of Marsh's India subsidiary and contingent proceeds related to the disposal of Mercer's U.S. defined contribution recordkeeping business. The amounts are removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
(Millions) (Unaudited)

Adjusted Income, Net of Tax and Adjusted Earnings per Share
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three months and nine months ended September 30, 2016 and 2015.

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations		$384			$329
Less: Non-controlling interest, net of tax		5			8
Subtotal		$379	$0.73		$321	$0.60
Operating income adjustments	$(10)			$25
Impact of income taxes	(7)			(8)
		(17)	(0.04)		17	0.03
Adjusted income, net of tax		$362	$0.69		$338	$0.63

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations		$1,354			$1,256
Less: Non-controlling interest, net of tax		22			31
Subtotal		$1,332	$2.54		$1,225	$2.27
Operating income adjustments	$1			$53
Impact of income taxes	(7)			(15)
		(6)	(0.01)		38	0.07
Adjusted income, net of tax		$1,326	$2.53		$1,263	$2.34

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Nine Months Ended September 30
(Millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Consolidated
Compensation and Benefits	$1,817	$1,878	$5,543	$5,434
Other operating expenses	746	776	2,273	2,296
Total Expenses	$2,563	$2,654	$7,816	$7,730

Depreciation and amortization expense	$77	$77	$231	$233
Identified intangible amortization expense	32	31	99	79
Total	$109	$108	$330	$312

Stock option expense	$3	$5	$18	$18
Capital expenditures	$60	$73	$174	$249

Risk and Insurance Services
Compensation and Benefits	$924	$926	$2,779	$2,697
Other operating expenses	393	433	1,231	1,255
Total Expenses	$1,317	$1,359	$4,010	$3,952

Depreciation and amortization expense	$35	$35	$105	$107
Identified intangible amortization expense	26	28	83	69
Total	$61	$63	$188	$176

Consulting
Compensation and Benefits	$807	$861	$2,506	$2,475
Other operating expenses	398	394	1,186	1,192
Total Expenses	$1,205	$1,255	$3,692	$3,667

Depreciation and amortization expense	$25	$27	$75	$80
Identified intangible amortization expense	6	3	16	10
Total	$31	$30	$91	$90

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) September 30, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$1,388	$1,374
Net receivables	3,603	3,471
Other current assets	218	199
Total current assets	5,209	5,044

Goodwill and intangible assets	8,882	8,925
Fixed assets, net	717	773
Pension related assets	1,253	1,159
Deferred tax assets	1,085	1,138
Other assets	1,212	1,177
TOTAL ASSETS	$18,358	$18,216

LIABILITIES AND EQUITY

Current liabilities:
Short-term debt	$262	$12
Accounts payable and accrued liabilities	1,862	1,886
Accrued compensation and employee benefits	1,310	1,656
Accrued income taxes	213	154
Dividends payable	178	—
Total current liabilities	3,825	3,708

Fiduciary liabilities	4,532	4,146
Less - cash and investments held in a fiduciary capacity	(4,532)	(4,146)
	—	—
Long-term debt	4,494	4,402
Pension, post-retirement and post-employment benefits	1,969	2,058
Liabilities for errors and omissions	317	318
Other liabilities	999	1,128

Total equity	6,754	6,602
TOTAL LIABILITIES AND EQUITY	$18,358	$18,216